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                                                                    EXHIBIT 10.6


                                                                         NA-LTIP

Name of Borrower: Steven F. Goldstone                Principal of Loan: $499,991

Loan Date: May 15, 1996                       Number of Shares Purchased: 14,981



                              SECURED PROMISSORY NOTE



     FOR VALUE RECEIVED, the person named above (the "Borrower"), hereby promises to pay to the order of NABISCO HOLDINGS CORP., a Delaware corporation (the "Company"), at its office located at 7 Campus Drive, Parsippany, NJ 07054, or at such other place as the holder may hereafter designate, the respective principal amount of the loan (the "Loan") specified above plus accrued interest on the Repayment Date (as defined below) or on such other dates specified in paragraphs 4 and 5 as the case may be.

     1.  INTEREST.

     Except as otherwise provided in paragraphs 4 and 5, interest shall accrue from and including the loan date specified above (the "Loan Date") at the applicable Federal rate for long-term loans on the Loan Date determined in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and interest on the unpaid principal amount of the Loan shall be compounded semi-annually but shall not be payable until the Repayment Date or such earlier date on which the Loan is repaid.

     2.  STOCK PURCHASE; USE OF PROCEEDS.

     The Borrower hereby represents and covenants that the proceeds of the Loan shall be used exclusively by the Borrower to pay for the above specified number of shares (the "Stock") of Class A Common Stock of the Company, to be purchased by the Borrower on the Loan Date from the Nabisco Holdings Corp. 1994 Long-Term Incentive Plan at a price equal to the final closing price of Class A Common Stock (as reported on the New York Stock Exchange consolidated tape) on the date of purchase.

     3.  PLEDGE.

     (a) In consideration of the principal amount of the Loan loaned to the Borrower by the Company, payment of which is hereby acknowledged, the Borrower hereby grants a security interest to the Company in the Stock, duly endorsed in blank and herewith delivered to the Company, together with any other securities (including, without limitation, any notes, bonds, debentures or other indebtedness, any shares of preferred or common stock and any instruments evidencing such indebtedness or shares) or other non-cash property distributed on or with respect to the Stock or such other securities (collectively, the "Distributed Property") and any proceeds from the sale or other disposition of all or any portion of the Stock or the


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Distributed Property. The Borrower agrees that the Company shall hold the
Stock and any Distributed Property, which upon receipt by the Borrower shall be pledged and delivered to the Company as security for the repayment of the principal amount of and interest on the Loan, and shall not encumber or dispose of the Stock or any Distributed Property except in accordance with the provisions of Paragraph 4 hereof.

     (b) The Borrower represents that there are no restrictions upon the transfer of the Stock and that the Company has the right to transfer such Stock free of any other encumbrances and without obtaining the consent of other stockholders. The Borrower agrees that the Stock may not be sold, tendered, assigned, transferred, pledged or otherwise encumbered to any person or party other than the Company prior to the repayment of the principal amount of and interest on the Loan.

     (c) Immediately and without further notice, whenever the Loan becomes immediately due and payable under Paragraph 4 or Paragraph 5, the Company or its nominee shall have, with respect to the Stock and any Distributed Property, the right to exercise all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Stock and any Distributed Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Stock and any Distributed Property, and, in connection therewith, to deliver any of the Stock and any Distributed Property to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but the Company shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     (d) Unless the Loan shall have become immediately due and payable, the Borrower shall be entitled to receive for his own use cash dividends paid on the Stock. After the Loan becomes due and payable, the Company may require any cash dividends subsequently paid to be delivered to the Company as additional security hereunder or applied toward the satisfaction of the obligations.

     (c) The Borrower shall be the stockholder of record of the Stock and shall have all voting rights as such.

     (f) If the Company shall be reorganized, or consolidated or merged with another corporation, any stock, securities or other property exchangeable for the Stock pursuant to such reorganization, consolidation or merger shall be deposited with the Company and shall become subject to the restrictions and conditions hereof to the same extent as if it had been the original property pledged hereby.

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     4.   REPAYMENT AND WHEN LOAN IS DUE AND PAYABLE.

     (a) Except as otherwise provided in paragraphs 4(a)(ii) and 5, the Loan shall become due and payable, and the Borrower shall repay the principal amount of and interest on the Loan on the date on which proceeds from the sale of Stock are received or the date that is the thirtieth (30th) anniversary of the Loan Date, whichever is earlier (the "Repayment Date"). Except as provided in paragraph 5, until the principal amount of and accrued interest on the Loan are repaid in full, Stock shall only be sold by the Company acting on behalf of the Borrower, on instructions from the Borrower, and:

     (i) if the proceeds from the sale of the Stock are GREATER than the principal amount of and accrued interest on the Loan, the Company shall remit the difference, less applicable taxes, to the Borrower; or

     (ii) if the proceeds from the first sale of any of the Stock are LESS than the principal amount of and accrued interest on the Loan, payment of the balance is due, and must be made with interest as determined under Paragraph 1 by the earlier of the thirtieth (30th) anniversary of the Loan Date or the 730th day after such sale of the Stock. If the Borrower fails to repay the balance due plus interest by such time, the balance of the principal amount of and accrued interest on the Loan, will be immediately due and payable and will thereafter accrue interest at the highest of 1) 120% of the published applicable Federal rate on the Repayment Date, 2) 120% of the published applicable Federal rate on the 730th day after the sale of the Stock, or 3) the published applicable Federal rate on the Loan Date, which interest shall be compounded semi-annually.

     (b) In the event of the Borrower's termination of (i) services as a director of the Company and (ii) employment with RJR Nabisco Holdings Corp.
or any of its subsidiaries, he shall, as of the date of termination, repay the principal amount, accrued interest on the Loan and related taxes, if any. Notwithstanding the foregoing, if and to the extent that the Borrower does not repay such amounts as of the date of termination, he shall be deemed to have instructed the Company to sell the Stock, pursuant to Paragraph (a) above; provided, however that the Company shall sell such number of shares of the Stock as the Company believes is necessary (together with the amount of the Borrower's repayment, if any) to yield proceeds sufficient to pay the principal, accrued interest on the Loan, and related taxes, and shall deliver the balance of the shares of the Stock, if any, plus the balance of the proceeds from the sale of the shares of the Stock, if any, to the Borrower or the Borrower's estate. If the proceeds of the sale (together with the amount of the Borrower's repayment, if any) are less than the principal amount of and the accrued interest on the Loan, the obligations of sub-Paragraph 4(a)(ii) shall be the responsibility of the Borrower or the Borrower's estate.

     (c) Upon receipt of instructions from the Borrower to sell the Stock, the Company shall use its reasonable best efforts to sell such Stock in the market or otherwise as promptly as practicable. Notwithstanding anything to the contrary contained herein, the Borrower acknowledges and agrees that the Company shall have no liability with respect to any such sale

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or purchase or the price obtained in connection therewith and the Borrower agrees to indemnify and hold the Company harmless from any claims relating thereto.

     5.  DEFAULT.

     In the event that the Borrower defaults in the performance of any of the terms of this Note, or in the payment when due of the principal of and accrued interest on the Loan, the Company shall have the rights and remedies provided in the Uniform Commercial Code then in force in the State of Delaware and, in this connection, the Company may, upon five days' notice to the Borrower, sent by registered mail, and without liability for any diminution in price which may have occurred, sell any Stock and any Distributed Property pledged hereby and not previously sold in such manner and for such price as the Company may determine. At any bona fide public sale the Company shall be free to purchase all or any part of such Stock or Distributed Property. Out of the proceeds of any sale the Company may retain an amount equal to the principal of and accrued interest on the Loan, plus the amount of the expenses of the sale and any taxes due, and shall pay any balance of such proceeds to the Borrower. In the event that the proceeds of any sale are insufficient to cover the principal of and accrued interest on the Loan plus the expenses of the sale and any taxes due, the Borrower shall remain liable for any deficiency.

     6.  TAXES.

     Any taxes of the Borrower required to be paid or withheld by the Company by federal, state or local laws in relation to the ownership of the Stock, the grant or sale of the Stock, or the Loan, or otherwise in connection therewith shall be paid to the Company by the Borrower, or retained from the proceeds of the Loan by the Company, on the date the Stock is granted.

     7.  NOTICES.

     Any notices required to be given hereunder to the Company shall be addressed to the Secretary, Nabisco Inc., 7 Campus Drive, Parsippany, NJ 07054 and any notice required to be given hereunder to the Borrower shall be sent to the Borrower's address as shown on the records of the Company.

     8.  NO RETENTION OR EMPLOYMENT.

     Nothing contained herein or in any other agreement entered into by the Company and the Borrower contemporaneously with the execution of this Note,
(i) obligates the Company or any of its parents or subsidiaries to retain or employ the Borrower in any capacity whatsoever or (ii) prohibits or restricts the Company or any of its parents or subsidiaries from terminating its relationship, if any, with the Borrower at any time or for any reason whatsoever, with or without cause, and the Borrower hereby acknowledges and agrees that neither the Company nor any of its parents or subsidiaries has made any representations or promises whatsoever to the Borrower concerning the Borrower's relationship with the Company or any of its parents or subsidiaries. The provisions of this Note shall be interpreted

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independently of any other agreement, understanding or course of dealing between the Borrower, on the one hand, and the Company and any of its parents and subsidiaries, on the other.

     9.  BINDING EFFECT.

     The provisions of this Note shall be binding upon and accrue to the benefit of the Borrower and the Company and their respective heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, this Note and the purchase of Stock contemplated herein are subject to ratification by the RJR Nabisco Holdings Corp. Compensation Committee and Board of Directors.

     10. WAIVER.

     The Borrower and all guarantors and endorsers of this Note severally irrevocably waive diligence, demand, presentment, notice of nonpayment and protest, and assent to extensions of the time of payment, surrender or other indulgence, without notice. Any waiver by the Company of any default under this Note or any other breach by the Borrower of any provision of this Note shall be in writing and shall not operate as a waiver of any future default or breach by the Borrower.

    11.  AMENDMENT.

    This Note may be amended only by a written instrument signed by the Company and the Borrower.

    12.  APPLICABLE LAW: JURISDICTION.

    The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Note, without reference to rules relating to conflicts of law. Any suit, action or proceeding against the Borrower with respect to this Note, or any judgment entered by any court in respect of any hereof, may be brought in any court of competent jurisdiction in the States of Delaware or New Jersey, as the Company may elect in its sole discretion, and the Borrower hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. By the execution and delivery of this Note, the borrower appoints The Prentice-Hall Corporation System, Inc., 150 W. State Street, Trenton, NJ 08608 as his agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to the Borrower shall be deemed in every respect effect service of process upon him in any suit, action or proceeding. Nothing herein shall in way be deemed to limit the ability of the Company to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower, in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Borrower hereby irrevocably waives any objections which he many now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Note brought in any court of competent

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jurisdiction in the States of Delaware or New Jersey, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Note may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the States of Delaware or New Jersey, and the Borrower hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.




                                      /s/ illegible
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                                                  Borrower




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